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                                                                     EXHIBIT 5.1

                  (WILSON SONSINI GOODRICH & ROSATI LETTERHEAD)
                            PROFESSIONAL CORPORATION


                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                  TELEPHONE 650-493-9300 FACSIMILE 650-493-6811


                                  May 15, 2002

Quovadx, Inc.
6400 S. Fiddler's Green Circle
Suite 1000
Englewood, Colorado 80111

         Re: Registration Statement on Form S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about May 16, 2002 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of (i) 2,804,000 shares of your common stock reserved for issuance under your Amended and Restated 1997 Stock Plan, (ii) 500,000 shares of your common stock reserved for issuance under your 1999 Employee Stock Purchase Plan, (iii) 200,000 shares of your common stock reserved for issuance under your Amended and Restated 1999 Director Option Plan, and (iv) 1,400,000 shares of your common stock reserved for issuance under your Amended and Restated 2000 Nonstatutory Stock Option Plan (collectively, the "Shares").

         As your legal counsel, we reviewed the actions taken and proposed to be taken by you and in connection with the proposed sale and issuance of the Shares. It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken by you prior to the issuance of the Shares pursuant to the Registration Statement, the Amended and Restated 1997 Stock Plan, the 1999 Employee Stock Purchase Plan, the Amended and Restated 1999 Director Option Plan and the Amended and Restated 2000 Nonstatutory Option Plan and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any prospectus constituting a part thereof, and any amendments thereto. This opinion may be incorporated by reference in any abbreviated registration statement filed pursuant to Item E under the general instructions to Form S-8 under the Securities Act of 1933 with respect to the Registration Statement.

                                        Very truly yours,

                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation

                                        /s/     WILSON SONSINI GOODRICH & ROSATI